Exhibit 16.1


                         [BDO Seidman, LLP Letterhead]

                                                               December 10, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K/A for the event that occurred on December 1, 1999 to be filed by our former client, Smart Choice Automotive Group, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

                                             Very truly yours,

                                             /s/ BDO Seidman, LLP
                                             --------------------
                                                 BDO Seidman, LLP